UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 12, 2010

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On February 12, 2010, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into an agreement (the NeuStar Mobile Codes Pilot Program Agreement, herein referred to as the “Agreement”) with NeuStar, Inc., a Delaware corporation (“NeuStar”). The Agreement governs the Company’s participation in a pilot program, administered by NeuStar, the goal of which is to demonstrate the capabilities and market potential for advertising campaigns managed through a global inter-operable mobile barcode ecosystem (the “Pilot Program”). Pursuant to the terms of the Agreement, NeuStar will be able to sublicense a portion of the Company’s patent portfolio to other participants of the Pilot Program who are located in, or whose participation in the Pilot Program will include, the United States of America and/or the United Mexican States. Also pursuant to terms of the Agreement, the Company will offer its barcode ecosystem advertising campaign management technology to the participants of the Pilot Program.

The Agreement expires on December 31, 2010, subject to certain termination provisions set forth therein.  The Agreement also contains certain non-interference, publicity and confidentiality terms. The summary of the Agreement provided herein is qualified in its entirety by the terms of the Agreement, which is fully set forth and attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

ITEM 8.01  Other Events.

On February 15, 2010, a press release was issued by NeuStar which included an announcement of the Company’s participation in the Pilot Program (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and it is incorporated herein in its entirety by reference thereto.

ITEM 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 10.1	Neustar Mobile Codes Pilot Program Agreement, dated February 12, 2010, by and between the Company and NeuStar, Inc.	Provided herewith

Exhibit 99.1	Press release, dated February 15, 2010.	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Michael W. Zima
	Name:	Michael W. Zima
	Its:	Chief Financial Officer